LOCK-UP AGREEMENT

October 23, 2024

Cantor Fitzgerald & Co.

499 Park Avenue

New York, New York 10022

Attn: Equity Capital Markets

Banco Bradesco BBI S.A.

Av. Brig. Faria Lima, 3950, 10º andar

São Paulo, 04538-132, Brazil

Attn: Equity Capital Markets

Re:Proposed Initial Public Offering by Brazil Potash Corp.

Ladies and Gentlemen:

The undersigned, a securityholder and/or director and/or officer of Brazil Potash Corp., a corporation existing under the laws of the Province of Ontario, Canada (the “Company”), understands that the Company proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. and Banco Bradesco BBI S.A., as representatives (the “Representatives”) of the several underwriters named therein (the “Underwriters”), relating to the proposed initial public offering (the “Offering”) of the Company’s common shares, no par value per share (“Common Shares”). The undersigned acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained in this lock-up agreement in conducting the Offering and, at a subsequent date, in entering into the Underwriting Agreement and other underwriting arrangements with the Company with respect to the Offering.

In recognition of the benefit that the Offering will confer upon the undersigned, as a securityholder and/or director and/or officer of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period beginning on the date hereof and ending on the date that is 365 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not (and will cause any immediate family member not to), without the prior written consent of Cantor Fitzgerald & Co., which may withhold its consent in its sole discretion, directly or indirectly, (i) sell, offer to sell, contract to sell or lend, effect any short sale of, establish or increase a Put Equivalent Position (as defined in Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or liquidate or decrease any Call Equivalent Position (as defined in Rule 16a-1(b) under the Exchange Act) with respect to, pledge, hypothecate or grant any security interest in, or in any other way transfer or dispose of, any Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, in each case whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), (ii) make any demand for, or exercise any right with respect to, the registration of any of the Lock-Up Securities or the filing of any registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) in connection therewith, under the Securities Act of 1933, as amended (the “Securities Act”), (iii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash, or otherwise, or (iv) publicly announce an intention to do any of the foregoing.

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Notwithstanding the foregoing, and subject to the conditions below, the undersigned may, without the prior written consent of Cantor Fitzgerald & Co.,

(a)transfer the Lock-Up Securities,

(i)	as a bona fide gift or gifts (including, but not limited to, charitable gifts), or for bona fide estate planning purposes; or

(ii)	to any immediate family member[s] of the undersigned; or

(iii)	to any trust for the direct or indirect benefit of the undersigned or any immediate family member[s] of the undersigned; or

(iv)	to any partnership, limited liability company or other entity of which the undersigned or any immediate family member[s] of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests; or

(v)	to any investment fund or other entity controlling, managing, or controlled or managed by, the undersigned or any affiliate (as defined in Rule 405 under the Securities Act) of the undersigned; or

(vi)	if the undersigned is a corporation, partnership, limited liability company, trust, or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act) of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to shareholders, limited partners, or limited liability company members of the undersigned, or holders of similar equity interests in the undersigned; or

(vii)	if the undersigned is a trust, to a trustor, a beneficiary, or the estate of a beneficiary of such trust; or

(viii)	by operation of law, including pursuant to a qualified domestic order or in connection with a divorce settlement, divorce decree or separation agreement; or

(ix)	by will or intestate succession to the legal representative, heir, beneficiary, or immediate family of the undersigned upon the death of the undersigned;

provided that, with respect to any such transfer pursuant clause (a)(i) through (a)(ix) above (1) prior to any such transfer, the Representatives receive a signed lock-up agreement, substantially in the form of this lock-up agreement, for the balance of the Lock-Up Period from each donee, trustee, distributee or transferee, as the case may be, (2) any such transfer (other than a transfer pursuant to clause (a)(viii) above) does not involve a disposition for value, (3) any such transfer (other than a transfer pursuant to clause (a)(viii) or clause (a)(ix) above) is not required to be reported with the U.S. Securities and Exchange Commission under the Exchange Act (other than through a filing on a Form 5 made after the expiration of the Lock-Up Period), and (4) the undersigned does not otherwise voluntarily effect any other public filing or report regarding any such transfer;

(b) transfer Lock-Up Securities acquired in open market transactions after the closing of the Offering; provided that, (1) any such transfer is not required to be reported with the Securities and Exchange Commission under the Exchange Act (other than through a filing made on Form 5 after the expiration of the Lock-Up Period), and (2) the undersigned does not otherwise voluntarily effect any other public filing or report regarding any such transfer;

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(c) exercise outstanding options or settle equity awards pursuant to incentive compensation or similar plans of the Company, or exercise warrants of the Company; provided that any Lock-Up Securities received upon such exercise, vesting, or settlement shall be subject to the terms of this lock-up agreement;

(d) transfer Lock-Up Securities to the Company in connection with the exercise, vesting, or settlement of options, deferred share units, warrants, or other rights to purchase or acquire Common Shares (including, in each case, by way of “net” or “cashless” exercise), including for the payment of any exercise price or tax, or any remittance payments due as a result of such exercise, vesting, or settlement of such options, deferred share units, warrants, or other rights; provided that any such Lock-Up Securities received upon such exercise, vesting, or settlement shall be subject to the terms of this lock-up agreement;

(e) transfer Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all shareholders of the Company, and involves a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of the capital stock of the Company if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided, however, that, in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Lock-Up Securities shall remain subject to the provisions of this lock-up agreement; and

(f) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares (including the Lock-Up Securities); provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Lock-Up Period, and (2) any filing under the Exchange Act or other public announcement that is required to be made during the Lock-Up Period by the undersigned or any other person regarding the establishment of such plan shall include a statement that the undersigned is not permitted to transfer, sell or otherwise dispose of securities under such plan during the Lock-Up Period in contravention of this lock-up agreement.

In furtherance of the foregoing, the undersigned also authorizes the Company and the transfer agent and registrar for the Common Shares to decline to make any transfer of the Lock-Up Securities if such transfer would not be in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Common Shares, any securities convertible into or exchangeable or exercisable for Common Shares, or any options or warrants or other rights to acquire Common Shares or other securities or rights ultimately convertible into or exchangeable or exercisable for Common Shares, owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

In addition, if the undersigned is a director or officer of the Company, (i) Cantor Fitzgerald & Co. agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, Cantor Fitzgerald & Co. shall notify the Company of the impending release or waiver, and (ii) the Company (in accordance with the provisions of the Underwriting Agreement) will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of such release or waiver. Any such release or waiver granted by Cantor Fitzgerald & Co. hereunder to any such director or officer shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement that are applicable to the transferor to the extent and for the duration that such terms remain in effect at the time of the transfer.

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In addition, notwithstanding the provisions of the second paragraph of this lock-up agreement, and subject to compliance with applicable securities laws, the number of Common Shares equal to 50% (rounded down in the case of fractional shares) of the aggregate amount of the Lock-Up Securities that the undersigned owned as of the closing of the Offering shall not be subject to the restrictions set forth in clauses (i) and (iii) of the second paragraph of this lock-up agreement (the “50% Lock-Up Release”) if (i) at least 180 days have elapsed since the date of the Underwriting Agreement (the “Milestone Period”), and (ii) at any point prior to the 50% Lock-Up Release, the 20-day VWAP of the Common Shares was at least 30% greater than the initial public offering price per Common Share set forth on the cover of the prospectus for the Offering (the “Milestone”). If the Milestone is met during the Milestone Period, the 50% Lock-Up Release will become effective starting on the first day immediately following the Milestone Period. If the Milestone is met after the Milestone Period, then the 50% Lock-Up Release will become effective on the tenth Business Day following the meeting of the Milestone. For the avoidance of doubt, in no event shall more than 50% of the Lock-Up Securities be released pursuant to the provisions of this paragraph. For purposes of this paragraph, “20-day VWAP” means, for any trading day, the per share volume-weighted average price of the Common Shares as displayed on the Bloomberg page for the Company (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or, if such volume-weighted average price is unavailable, the market value of one Common Share on such trading day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company), in each case for the 20 trading days ending on such specified trading date. The 20-day VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

The undersigned confirms that the undersigned has not, and has no knowledge that any immediate family member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Common Shares. The undersigned will not take, and will cause any immediate family member not to take, directly or indirectly, any such action.

As used herein, “immediate family” shall mean the spouse, domestic partner, lineal descendant, father, mother, brother, sister, or any other person with whom the undersigned has a relationship by blood, marriage, or adoption not more remote than first cousin.

The undersigned represents and warrants that the undersigned has full power, capacity, and authority to enter into this lock-up agreement. This lock-up agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This lock-up agreement shall automatically terminate, and the undersigned shall be released from its obligations hereunder, upon the earliest to occur, if any, of (i) the Company advising the Representatives in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the executed Underwriting Agreement being terminated prior to the closing of the Offering (other than the provisions thereof that survive termination), (iii) November 30, 2024, in the event that the Underwriting Agreement has not been executed by such date; and (iv) November 30, 2025.

This lock-up agreement may be delivered via facsimile, electronic mail (including pdf), any electronic signature complying with the U.S. federal ESIGN Act of 2000(e.g., www.docusign.com), or any other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered, and be valid and effective in all respects for all purposes.

[Signature Page Follows]

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Very truly yours,

SENTIENT EXECUTIVE GP III LIMITED
Name of Securityholder/Director/Officer (Print exact name)

By:	/s/ Mike de Leeuw
Signature

If not signing in an individual capacity:

Mike de Leeuw
Name of Authorized Signatory (Print)

Director
Title of Authorized Signatory (Print)
(indicate capacity of person signing if signing as custodian, trustee or on behalf of an entity)

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